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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 7, 2001, accompanying the consolidated financial statements and schedules included in the Annual Report of Tekgraf, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Tekgraf, Inc. on Forms S-8 (File No. 333-32578, effective November 14, 1997).


                                           /s/ GRANT THORNTON LLP

Chicago, Illinois

February 7, 2001